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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Mac-Gray Corporation, Mac-Gray Services, Inc. and Intirion Corporation of our report dated February 14, 2003, except for Note 12, as to which the date is July 29, 2005 to the financial statements, which appears in Mac-Gray Corporation's Current Report on Form 8-K dated August 1, 2005. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Mac-Gray" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 3, 2005

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EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM